UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 9, 2010

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah		84106
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 486-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 9, 2010, the board of directors of FX Energy, Inc., approved the 2010 Cash Bonus Plan applicable to its Named Executive Officers.

The Plan contemplates awards based on the achievement of success in both absolute and relative performance.  The Plan establishes metrics that evaluate the Company’s performance against its own prior performance in the following four areas, each on a per-share basis:

•	reserve growth
•	production growth
•	EBITDAX (earnings before interest, taxes, depreciation, amortization, and exploration expenses) growth
•	net asset value growth

In addition, the Plan also establishes metrics that evaluate the Company’s performance with respect to that of its Peer Group (for compensation purposes) in the following four areas, each also on a per-share basis:

•	reserve growth
•	revenue growth
•	finding costs
•	stock price growth

Using the same metrics listed above, the board of directors also approved a final 2009 incentive award.  In determining the final award, the board of directors noted that the Company had significantly exceeded its target performance with respect to six of the metrics, resulting in the following final 2009 awards.  These awards are in addition to the preliminary incentive awards paid at the end of 2009:

Named Executive Officer	Additional Bonus Payment	2009 Total Compensation(1)

David N. Pierce	$202,582	$846,133
President, Chief Executive Officer

Thomas B. Lovejoy,	91,022	531,651
Chairman, Executive Vice President

Andrew W. Pierce	94,293	608,349
Vice President Operations

Jerzy B. Maciolek	94,293	616,024
Vice President Exploration

Clay Newton	26,645	393,078
Vice President Finance

(1)
2009 Total Compensation column represents the 2009 total compensation reported in the Company’s annual report on Form 10-K/A filed April 30, 2010, plus the additional bonus payments approved by the board of directors on July 9, 2010, as required by Item 5.02(f) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: July 15, 2010	By:	/s/ Clay Newton
Clay Newton, Vice President